UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2011

TOROTEL, INC.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	1-8125 (Commission File Number)	44-0610086 (I.R.S. Employer Identification No.)

620 North Lindenwood Drive
Olathe, KS 66062
(Address of principal executive office)(Zip Code)

(913) 747-6111
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 20, 2011, management of Torotel Inc. ("the Company") and Torotel's Audit Committee of the Board of Directors (the “Audit Committee”), concluded that the Company's condensed consolidated financial statements contained in its Form 10-Q for the quarterly period ended January 31, 2011 should no longer be relied upon following the Company's completion of an evaluation of the costing of its inventory.

A new enterprise resource planning system (the “ERP system") was implemented on November 1, 2010. After recognizing irregularities in certain inventory cost calculations connected to the ERP system, management initiated an evaluation of the costing of inventory. As a result, the Company determined that the ERP system incorrectly calculated the average unit cost on several raw material inventory items as of January 31, 2011. In addition, management reviewed revenue and accounts payable and found some irregularities in those areas resulting from the ERP system.

Management discussed this matter with the Company's independent registered accounting firm and with the Audit Committee.  After careful consideration, management and the Company's independent registered accounting firm are in agreement that the Company's previously issued condensed consolidated financial statements contained in the Company's Form 10-Q for the quarterly period ended January 31, 2011 should be restated to accurately reflect the value of inventory, revenue and accounts payable.  This adjustment is anticipated to result in a net $115,000 decrease to the inventory balance and a $27,000 decrease to the accounts payable balance on the condensed consolidated balance sheet for the period ending January 31, 2011; a $10,000 increase in net sales, an $88,000 increase in cost of goods sold, and a $78,000 decrease in net earnings on the consolidated statement of operations for the nine months ended January 31, 2011; and a $10,000 increase in net sales, an $88,000 increase in cost of goods sold, and a $78,000 increase in the net loss on the consolidated statement of operations for the three months ended January 31, 2011. Management will file an amended quarterly report on Form 10-Q/A for the period ended January 31, 2011 with the restated financial statements as soon as reasonably practicable upon completion of final reviews and subsequent to the filing of the Company's annual report on Form 10-K for the year ended April 30, 2011.

This Current Report on Form 8-K contains forward-looking statements regarding the Company based on current expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. Factors that could affect our forward-looking statements include, among other things: the review of the January 31, 2011 fiscal quarter financial statements, the audit of the April 30, 2011 fiscal year financial statements and our ability to manage our operations during and after the financial statement restatement process. The Company does not undertake any obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

By:	/s/ H. James Serrone
H. James Serrone
Vice President of Finance and
Chief Financial Officer

Date: July 22, 2011